                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this initial Registration Statement of Separate Account KG of Allmerica Financial Life Insurance and Annuity Company on Form N-4 of our report dated February 3, 1998, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, and our report dated March 25, 1998, relating to the financial statements of Separate Account KG - Kemper Gateway Elite of Allmerica Financial Life Insurance and Annuity Company, both of which appear in such Statement of Additional Information.
We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
September 8, 1998